Exhibit 5.1
June 30, 2006
IndyMac Bancorp, Inc.
888 East Walnut Street
Pasadena, California 91101-7211
IndyMac Capital Trust II
888 East Walnut Street
Pasadena, California 91101-7211
IndyMac Capital Trust III
888 East Walnut Street
Pasadena, California 91101-7211
IndyMac Capital Trust IV
888 East Walnut Street
Pasadena, California 91101-7211
Ladies and Gentlemen:
     We have acted as counsel to IndyMac Bancorp, Inc., a Delaware corporation (the “Company”), in connection with the filing of the Registration Statement on the date hereof (the “Registration Statement”) of the Company and IndyMac Capital Trust II, IndyMac Capital Trust III and IndyMac Capital trust IV (collectively, the “Trusts”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (the “Securities”): (i) shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company and the stock purchase rights related to the Common Stock (“Rights”); (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) of the Company interests in which may be evidenced by depositary shares (“Depositary Shares”); (iii) the Company’s senior debt securities (the “Senior Debt Securities”); (iv) the Company’s subordinated debt securities (the “Subordinated Debt Securities”); (v) the Company’s junior subordinated debt securities (the “Junior Subordinated Debt Securities” and, collectively with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”); (vi) warrants to purchase any of the securities described in clauses (i) through (v) or any combination of such securities (collectively, the “Warrants”); (vii) the Company’s stock purchase contracts obligating holders to purchase from or sell to the Company a specified or varying number of shares of Common Stock and/or Preferred Stock at a future date or dates (the “Stock Purchase Contracts”); and (viii) the Company’s stock purchase units (the “Units”), comprised of any combination of the securities described in clauses (i) through (vii); (ix) the Company’s subordinated guarantees (the “Guarantees”) that are executed and delivered for the benefit of the holders of trust preferred securities when a Trust issues trust securities. The Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in the prospectuses and one or more supplements to the prospectuses (collectively, the “Prospectuses”) constituting a part of the Registration Statement, and in the Registration Statement.
          The Registration Statement also relates to the proposed offer and sale by the Trusts of their trust preferred securities (“Trust Preferred Securities”), the legality and validity of which are addressed in the separate opinions of Richards, Layton & Finger, P.A., Delaware counsel to the Trusts, included in the Registration Statement.
     Each series of Senior Debt Securities will be issued under a separate indenture for senior debt (as amended or supplemented from time to time, the “Senior Indenture”) in the form filed as an exhibit to the Registration Statement, to be entered into between the Company and The Bank of New York, as trustee (the “Trustee”). Each series of Subordinated Debt Securities will be issued under a separate indenture for subordinated debt (as amended or supplemented from time to time, the “Subordinated Indenture”) in the form filed as an exhibit to the Registration Statement, to be entered into between the Company and The Bank of New York, as trustee. Each series of Junior Subordinated Debt Securities will be issued under a separate indenture for junior subordinated debt dated as of November 14, 2001 (as amended or supplemented from time to time, the “Junior Subordinated Indenture”, together with the Senior Indenture and the Subordinated Indenture, the “Indentures”), entered into between the Company and The Bank of New York, as trustee, and previously filed and incorporated into the Registration Statement by reference. Each of the Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”).
     Each Warrant will be issued either independently or together as units with other Securities and will be issued pursuant to a warrant agreement substantially in the form previously filed and incorporated into the Registration Statement by reference (the “Warrant Agreement”). Each Stock Purchase Contract will be issued either independently or together as units with other Securities and will be issued pursuant to a stock purchase agreement substantially in a form that will be filed as an exhibit to an amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated into the Registration Statement by reference (the “Stock Purchase Contract Agreement”). Each Unit will be issued together with other Securities and will be issued pursuant to a unit agreement substantially in a form that will be filed as an exhibit to an amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (the “Unit Agreement”). The Depositary Shares will be deposited under a deposit agreement substantially in the form previously filed and incorporated into this Registration Statement by reference (the “Deposit Agreement”), and evidenced by depositary receipts. Each depositary receipt will represent a fraction of a share of the particular series of Preferred Stock issued and deposited with a depositary. The fraction of a share of preferred Stock that each Depositary Share will represent will be set forth in the applicable prospectus supplement to the Registration Statement.

     Each series of Preferred Stock is to be issued under the Restated Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”) and a certificate of designations (a “Certificate of Designations”) to be approved by the board of directors of the Company or a committee thereof (“Board of Directors”) and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with Section 151 of the General Corporation Law of the State of Delaware. The Common Stock is to be issued under the Certificate of Incorporation. The Rights are to be issued under the Certificate of Incorporation in accordance with the Company’s shareholder rights plan.
     Each Guarantee issued in connection with the offering by one of the Trusts of Trust Preferred Securities will be issued pursuant to a subordinated guarantee agreement substantially in the form previously filed and incorporated into the Registration Statement by reference (a “Guarantee Agreement”).
     As counsel to the Company, we have examined relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have also assumed that each of the Company and the Trusts has been duly organized and is validly existing under the laws of the State of Delaware. As to questions of fact material to this opinion, we have relied upon the statements as to factual matters contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto. In addition, we have assumed that any samples of documents submitted to us will be executed without any alterations made thereto.
     To the extent that the obligations of the Company under any agreement (including without limitation any Warrant Agreement, Deposit Agreement, Guarantee Agreement, Stock Purchase Agreement or Unit Agreement) or Indenture may be dependent upon such matters, we assume for purposes of this opinion that: (i) the other party or parties to such agreement or Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the other party or parties to such agreement or Indenture is duly qualified to engage in the activities contemplated by the agreement or Indenture, as applicable; (iii) the agreement or Indenture has been duly authorized, executed and delivered by the other party or parties to such agreement or Indenture, as applicable, and constitutes the valid and binding obligation of the other party or parties to such agreement or Indenture, as applicable, enforceable against the other party or parties to such agreement or Indenture, as applicable, in accordance with its terms; (iv) the other party or parties to such agreement or Indenture is in compliance, with respect to any actions the other party to such agreement or Indenture may take under such agreement or Indenture, as applicable, with all applicable laws and regulations; and (v) the other party or parties to such agreement or Indenture has the requisite organizational and legal power and authority to perform its obligations under such agreement or Indenture, as applicable.
          For purposes of this opinion, the term “Enforceability Exceptions” shall mean any (A) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including the following concepts: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of the breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the Company; and (viii) unconscionability.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:
1. The Common Stock, when (A) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the Common Stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) if such Common Stock is in certificated form, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors, upon receipt of the consideration approved by the Board of Directors therefor (not less than the par value of the Common Stock), will be validly issued, fully paid and nonassessable.
2. The Preferred Stock, when (A) the Board of Directors has taken all necessary corporate action to designate the relevant rights, preferences, privileges, limitations or restrictions of the Preferred Stock and to approve the issuance and terms of the offering of the shares of the Preferred Stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of a Certificate of Designations and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, and (B) if such Preferred Stock is in certificated form, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor (not less than the par value of the

Preferred Stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors, upon receipt of the consideration approved by the Board of Directors therefor (not less than the par value of the Preferred Stock), will be validly issued, fully paid and nonassessable.
3. Each series of the Senior Debt Securities and Subordinated Debt Securities of the Company, when duly established pursuant to the terms of the Indenture under which they are issued, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and duly executed, authenticated and issued as provided in the applicable Indenture and delivered against payment therefor, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture under which the obligations are issued, subject to the Enforceability Exceptions.
4. The Warrants, when (A) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of the offering of warrants, including the authorization of the underlying securities, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Warrant Agreement or agreements relating to the Warrants have been duly authorized, executed and delivered by the Company and the warrant agent appointed by the Company, and (C) certificates or other instruments or documents, if any, representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.
5. The Stock Purchase Contracts, when (A) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of the offering of Stock Purchase Contracts and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Stock Purchase Contracts have been duly executed and delivered by the Company, and (C) certificates or other instruments or documents, if any, evidencing the Stock Purchase Contracts have been duly executed, countersigned, registered and delivered in accordance with the applicable Stock Purchase Contract approved by the Board of Directors upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.
6. The Units, when (A) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of the offering of Units and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Units have been, if required, duly executed and delivered by the Company, and (C) certificates or other instruments or documents, if any, evidencing the Units have been duly executed, countersigned, registered and delivered in accordance with the applicable Unit Agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.
7. Each Guarantee Agreement of the Company, when it has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Guarantee Trustee, will constitute a valid and legally binding obligation of the Company subject to the Enforceability Exceptions.
8. The Depositary Shares, when (A) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of the offering of the depositary shares, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Deposit Agreement relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (C) the shares of Preferred Stock underlying such Depositary Shares have been duly and validly issued and are fully paid and nonassessable as contemplated in Paragraph 2 above and deposited with a bank or trust company (which meets the requirements for depositary set forth in the Registration Statement) under the applicable Deposit Agreements, and (D) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, will be validly issued and the depositary receipts will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, subject to the Enforceability Exceptions.
9. Assuming that the rights agreement with respect to the Rights has been duly authorized, executed and delivered by the agent thereunder, then when the Registration Statement has become effective under the Securities Act and the Common Stock has been validly issued upon the conversion, exercise or exchange of any Registered Securities that are convertible into or exercisable or exchangeable for Common Stock or otherwise, the Rights attributable to the Common Stock will be validly issued.
     In rendering the foregoing opinions, we have further assumed that: (i) all Securities will be issued and sold in compliance with applicable law; (ii) the Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto; (iii) the Company will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable Warrant Agreement, Stock Purchase Contract Agreement, Unit Agreement, Deposit Agreement or rights agreement and will take any other appropriate additional corporate action; and (iv) certificates or other instruments or documents, if any, representing the Securities will be duly executed and delivered and, to the extent required by the applicable Indenture, Warrant Agreement, Stock Purchase Agreement, Unit Agreement, Guarantee Agreement, Deposit Agreement or rights agreement, duly authenticated and countersigned.
     In connection with our opinion set forth in paragraph 9 above, we note that the question whether the Board of Directors might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.
          We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. As to the validity and legality of the Trust Preferred Securities, you will be receiving the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trusts, in connection with any future offering of the Trust Preferred Securities by any of the Trusts pursuant to the Registration Statement. We are expressing no opinion with respect to any matters addressed in such opinion.
     The foregoing opinions are limited to the laws of the State of New York as it relates to the enforceability of documents, agreements and instruments referred to herein, the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and federal laws of the United States of America to the extent referred to specifically herein. We do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations.
     This opinion letter is delivered to the addressees hereof solely for their use in connection with the transactions and matters contemplated by the Registration Statement and the Securities and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose, and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the numbered paragraphs above. Our opinions expressed herein are as of the date hereof, and we hereby expressly disclaim any obligation to supplement this opinion for any changes that may occur after the date hereof with respect to any matters of fact or law addressed herein.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Validity of the Securities” in the Prospectuses constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP
By:	/s/ Michael P. Reed
Michael P. Reed, A Partner